Exhibit 10.21

MINING EXPLORATION AND SURFACE USE AUTHORIZATION CONTRACT
(English Translation from Spanish)

CONTRACT OF MINING EXPLORATION AND AUTHORIZATION FOR USE OF SURFACE EXECUTED, ON THE ONE HAND, BY MESSRS. AGUSTIN MESITA (ALSO KNOWN IN THE PUBLIC REGISTRY OF MINING AS AGUSTÍN MESITA) AND J. BERNABE SILVA SANCHEZ, IN THEIR OWN RIGHT (HEREINAFTER “THE HOLDERS”), AND ON THE OTHER HAND, MINERA DE “CORDILLERAS”, S. DE R.L. DE C.V. (HEREINAFTER “CORDILLERAS”), REPRESENTED BY ENGINEER JORGE MONSIVAIS GAMEZ, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

R E C I T A L S

I.- “THE HOLDERS”DECLARE IN THEIR OWN RIGHT:

1.- “THE HOLDERS” declare that they are individuals of Mexican nationality, of legal age, current in their tax obligations, and with legal capacity to enter into this contract.

2.- That Mr. AGUSTIN MESITA is registered in the Public Registry of Mining as concessionaire of the concession described below, under the name AGUSTIN MESITA, by which name he will be referred to hereinafter.

3.- That for purposes of this contract, they designate as their domicile the one located at Av. Del Trabajo without number, in the town of Delgado de Abajo, Municipality of Comonfort, State of Guanajuato.

4.- That both are co-holders, Mr. AGUSTIN MESITA of 50% and Mr. J. BERNABE SILVA SANCHEZ of the remaining 50% of the rights to the mining concession covering the lot designated “EL MILAGRO”, Title 239753 (hereinafter identified as the “LOT”), whose identifying data are as follows:

“EL MILAGRO” mining concession, Title number 239753, issued on February 15, 2012, located in the Municipality of Comonfort, Guanajuato, with a surface area of 400.0000 hectares, recorded under Record number 53, page 27 of volume 392 of the Book of Mining Concessions of the Public Registry of Mining. The parties attach a copy of the Concession Title to this contract as Annex I.

5.- That Messrs. AGUSTIN MESITA and J. BERNABE SILVA SANCHEZ belong to the EJIDO DENOMINATED DELGADO PRIMERA DOTACION (hereinafter “THE EJIDO”), which is an Agrarian Nucleus duly constituted according to the Official Gazette of the Federation dated 1936, located in the Municipality of Comonfort, Guanajuato, and that they execute this contract with the approval and consent of THE EJIDO, under the terms and conditions of the Ejido Assembly Minutes dated September 14, 2014, which is attached to this contract.

5.- [sic] That it is their will to grant the use of the mining concession covering the “LOT” to “CORDILLERAS” in exchange for the consideration agreed in this contract, so that said company may carry out mining exploration work, provided that “CORDILLERAS” respects and does not interfere, at any time during the term of this contract, with the exploitation of the Kaolin Mines, and does not extract Kaolin or other clays, a right that shall belong exclusively to “THE HOLDERS”, at all times under the terms and conditions set forth in greater detail in the clauses of this contract.

II.- “CORDILLERAS” DECLARES THROUGH ITS REPRESENTATIVE:

1.- That the company it represents is a Mexican mining company, constituted in accordance with the laws of the United Mexican States, as evidenced in public deed 42,114 dated November 9, 1994, executed before attorney Javier del Valle Palazuelos, Notary Public 61 of the Federal District, and that, in accordance with its corporate purpose, it is qualified to hold mining concessions and to enter into contracts that have as their object rights derived from such concessions.

2.- That by deed 531 dated December 14, 1994, executed before attorney José Luis Villavicencio Castañeda, Notary Public 218 of the Federal District, the BENEFICIARY was transformed from a Variable Capital Stock Corporation (S.A. de C.V.) to a Variable Capital Limited Liability Company (S. de R.L. de C.V.), retaining its capacity to hold mining concessions and to enter into contracts relating to rights derived from such concessions.

3.- That, as representative of “CORDILLERAS”, he has sufficient powers to act on behalf of and represent the company, binding it in the terms of these Contracts, as evidenced in public deed number 8,287 dated May 24, 2012, executed before attorney Guillermo Aarón Vigil Chapa, Notary 247 of the Federal District, powers which, as of the date of execution of this document, have not been revoked or modified in any form.

4.- That pursuant to the declarations of “THE HOLDERS”, “CORDILLERAS” wishes to enter into, in this act, a Mining Exploration Contract with respect to the rights derived from the mining concession covering the “LOT”, committing throughout the term of this contract and at all times to allow and respect the work of “THE HOLDERS” in the exploitation of the Kaolin Mineral and not to extract the Kaolin Mineral, a right that shall be exclusive to “THE HOLDERS” at all times, all of which must be carried out under the terms and conditions of this document.

Based on the foregoing declarations, the parties agree to the following:

C L A U S E S

FIRST.- RIGHT OF EXPLORATION.- “THE HOLDERS” hereby grant “CORDILLERAS” the right to evaluate and explore the mining lot designated “EL MILAGRO”, Title 239753, in exchange for the consideration agreed in the SECOND clause of this contract, subject to the following stipulations:

1.- Exploration Restriction.- The contracting parties declare and agree that during the term of this contract and at all times, “THE HOLDERS” shall continue to work on the exploration, extraction, exploitation, and use of the mineral Kaolin and other clays. “CORDILLERAS” shall therefore be authorized to conduct all types of mining exploration works on the “LOT” with respect to metallic minerals, without extracting the Kaolin Mineral or other clays, and without interfering with, impeding, or obstructing the work of “THE HOLDERS” with respect to the Kaolin Mineral.

Any violation or breach of this provision shall be cause for termination of the contract.

2.- Works.- The exploration carried out by “CORDILLERAS”, either directly or through service contractors hired by “CORDILLERAS”, includes, among others, the works that allow for the location, identification, and quantification of mineral substances present in the “LOT”. These consist of site preparation, geological investigations and reconnaissance (including geological explorations, topographical work, sampling, geophysical and geochemical studies), drilling of any kind, and mining works such as cuts, tunnels, faces, crosscuts, shafts, and others deemed appropriate, as well as one or more feasibility studies to evaluate the viability of this project with a view to establishing a new mining unit.

Likewise, the exploration carried out by “CORDILLERAS” includes all activities related and permitted by the legal provisions applicable to mining, particularly those indicated in Articles 28 and 29 of the Mining Law, which may serve to substantiate the mining works to which “THE HOLDERS”, as concessionaires of the “LOT”, are obligated, with the exception of the Kaolin Mineral and other clays, which shall be extracted and exploited exclusively by “THE HOLDERS”.

3.- Works and Constructions.- “CORDILLERAS” is hereby authorized to execute, at its own cost and risk, directly or through third parties, all works and improvements, including buildings, access roads, and others, as well as to install and use all machinery and equipment required for exploration. Such works and equipment may be removed at any time during the term of the Exploration Contract, and within 60 (sixty) days after the termination of this Contract, shall become the property of “CORDILLERAS”, its contractors, or third parties, provided that their removal does not compromise the safety of the works performed, in which case they may not be removed.

It is understood that permanent works of fortification, supports, and in general, works necessary for the safety and stability of the mines, may not be removed, in accordance with the provisions of the Mining Law.

4.- Investment Commitments.- In consideration of the right to explore granted by “THE HOLDERS” to “CORDILLERAS” under this Exploration Contract, “CORDILLERAS” is obligated, during the term of this contract, to make investments in exploration, development of mining works, hiring of technical services, and any other activities aimed at evaluating the mineral potential existing in the “LOT”. For this purpose, “CORDILLERAS” shall invest annually, at a minimum, an amount equivalent to the minimum investment amount established by the Mining Law and its Regulations applicable to the “LOT”.

5.- Certification of Works.- Beginning in May 2015, and provided that this Exploration Contract is in full force and effect, “CORDILLERAS” shall, with the support of “THE HOLDERS”, be obligated to prepare and submit to the competent mining authorities the certifications of mining works carried out on the “LOT”, pursuant to the provisions of the Mining Law and its Regulations.

Once the certifications of works carried out on the “LOT” by “CORDILLERAS” have been submitted to the General Directorate of Mines, “CORDILLERAS” shall deliver to “THE HOLDERS” a copy of such certifications during each year in which this Contract remains in force.

If at any time “CORDILLERAS” decides not to continue and therefore terminate this Exploration Contract early, it shall not be obligated to make further investments or expenditures beyond those it had made up to the date on which it delivers early termination notice to “THE HOLDERS”.

In the event of early termination of this Contract, “CORDILLERAS” shall inform “THE HOLDERS” of the works carried out up to the date of the termination notice, and shall deliver to them copies of the supporting documents for the investments made during the last period not previously delivered to “THE HOLDERS”. “CORDILLERAS” shall withdraw without retaining any interest in the “LOT”.

6.- Use and Exploitation of Mineral and Payment on Net Income.- It is understood that if, during the term of this Exploration Contract, “CORDILLERAS”, at its sole discretion and without being obligated to do so, decides to exploit metallic mineral, “CORDILLERAS” shall be expressly authorized to extract, exploit, and benefit from the metallic mineral that is not Kaolin. Beginning with the start of commercial production of Products (as defined in Annex II), “CORDILLERAS” shall pay “THE HOLDERS”, with respect to all products produced from minerals extracted from any part of the “LOT”, payments equivalent to 1.5% of Net Income.

For the definition and calculation of Net Income, the parties shall comply with the provisions of Annex II, which is added to and forms an integral part of this contract.

7.- Obligations of “CORDILLERAS”.- In the execution of the exploration works, “CORDILLERAS” is also obligated to the following:

a) To perform mineral exploration works (with the exception of Kaolin Mineral) in accordance with the uses and customs of good mining practice, and in accordance with the Mining Law, its Regulations, and other legal provisions relating to mining activities, allowing “THE HOLDERS” access to the “LOT” to inspect the work performed by “CORDILLERAS”, provided this is done on business days and hours and “THE HOLDERS” do not interfere with or interrupt the activities being conducted by “CORDILLERAS” on the “LOT”.

b) To maintain the “LOT” in good conservation conditions, carrying out exploration of the same.

c) To take care of the preservation of the starting-point marker and the location of the “LOT”.

d) To deliver to “THE HOLDERS”, within 60 (sixty) calendar days following the termination of this Exploration Contract, a non-interpretive factual report of the exploration operations, which shall include a report on the mineral deposits located in the “LOT”, as well as the geological, mining, and sampling works carried out, with copies of the geological and topographical plans and of the drilling performed, such information and documentation shall not have an interpretive character.

e) To be responsible for labor, social security, tax, and other obligations with respect to the “CORDILLERAS” personnel working on the “LOT” in connection with the exploration performed by “CORDILLERAS” under this Contract.

f) To hold “THE HOLDERS” free, safe, and harmless from any unjustified claim brought against them by employees or workers of “CORDILLERAS”, or by third parties contracted by “CORDILLERAS” to provide any service on the “LOT”.

g) To be responsible for environmental obligations, but only with respect to activities that “CORDILLERAS” or its contractors carry out directly on the “LOT”.

h) To pay, beginning in the first semester of 2015 and for as long as this Contract remains in force, the entirety of the mining rights (surface rights) corresponding to the “LOT”, delivering to “THE HOLDERS” copies of the respective payment receipts.

i) Beginning in May 2015 and for as long as this Contract remains in force, to submit the certifications of works and mining labors performed on the “LOT”.

j) To obtain, with the assistance of “THE HOLDERS”, written authorization from the legitimate owners of the surface lands covering the “LOT”, to conduct mining exploration work on the surface, whether Ejidos, agrarian communities, or private individuals, depending on the area of land concerned.

8.- Obligations of “THE HOLDERS”.- In light of the exploration right granted to “CORDILLERAS” by “THE HOLDERS”, the latter are obligated, during the term of these Contracts, to the following:

a) To maintain in force and in their favor the rights derived from the mining concession covering the “LOT”, and not to request reduction, subdivision, or unification of the surface it covers, nor to waive the rights derived from said “LOT”, the foregoing without the prior written authorization granted by “CORDILLERAS”, through a representative with authority to do so.

b) Not to enter into any contract with respect to the “LOT” relating to the exploration or exploitation of metallic minerals with third parties or persons other than “CORDILLERAS”, or with a company that “CORDILLERAS” designates or to which it transfers the rights derived from the mining concession covering, and in the future covering, the “LOT”, to third parties other than “CORDILLERAS”.

c) To maintain the rights derived from the mining concession covering, and in the future covering, the “LOT” free of any charge, lien, affectation, or limitation of ownership of any nature, with the exception of what is noted in this document.

d) Not to interfere with, impede, or obstruct the exclusive right to evaluate and explore the “LOT” granted under this Contract to “CORDILLERAS”; on the contrary, “THE HOLDERS” shall use their best efforts to facilitate and support the activities carried out by “CORDILLERAS” and shall cooperate with it, to the extent it may require, so that “CORDILLERAS” may complete said evaluation and exploration to its full satisfaction.

e) To collaborate with “CORDILLERAS” so that it has free and full access over the surface covering the “LOT” to those lands, under the terms of this contract.

f) To be responsible for labor, social security, tax, and other obligations with respect to personnel, agents, representatives, and contractors that “THE HOLDERS” have or may have, in connection with their activities of exploitation of Kaolin and other clays.

g) To hold “CORDILLERAS”, its representatives, and officers free, safe, and at peace from any claim and/or liability that may be attempted against them for acts directly attributable to “THE HOLDERS” or their workers, as they relate to the exploitation of Kaolin or other clays, or acts that are the exclusive responsibility of “THE HOLDERS”.

h) To maintain confidentiality during the term of these Contracts and thereafter with respect to any and all information received from “CORDILLERAS” and/or its contractors that has not been previously publicly known in any form.

SECOND.- CONSIDERATION.- “THE HOLDERS” and “CORDILLERAS” agree that, as consideration for the right to explore the “LOT” under the terms of this contract, “CORDILLERAS” shall pay “THE HOLDERS”, through its Legal Representative, the annual amount of $120,000.00 (One Hundred Twenty Thousand Pesos M.N. 00/100), which shall be covered by “CORDILLERAS” as follows: The first year shall be paid in full in a single payment upon execution of this contract; the subsequent years shall be paid through monthly payments of $10,000.00 (Ten Thousand Pesos M.N. 00/100) on the 22nd of each month, during the present contract, for as long as it remains in force.

Payments shall be made by check in the name of only one of the co-holders of the “LOT”, Mr. BERNABÉ SILVA SÁNCHEZ, for which, in this act, Mr. AGUSTÍN MESITAS grants his full consent.

For the delivery of the foregoing payment and the corresponding check, “THE HOLDERS” are obligated with respect to “CORDILLERAS” to deliver a receipt for each payment, executed and signed by both Holders of the “LOT”, with the seal, approval, and signature of the President, Secretary, and Treasurer of “THE EJIDO”.

THIRD.- TERM.- The duration of this exploration contract shall be 25 (TWENTY-FIVE) years, counted from the date this document is signed by both parties. If “CORDILLERAS” deems appropriate, the contract may be renewed for another 25 (TWENTY-FIVE) years, with an adjustment to the consideration of 100%, i.e. $240,000.00 (Two Hundred Forty Thousand Pesos M.N. 00/100) annually.

Said term shall be mandatory for “THE HOLDERS” and optional for “CORDILLERAS”, which may therefore terminate this Contract at any time, at its sole discretion and without any liability to itself, by written notice delivered personally or by certified mail to the domicile designated by “THE HOLDERS”.

The provisions of the preceding paragraph mean that “THE HOLDERS”, as of now, grant their broadest consent for “CORDILLERAS”, in the event it has no interest in continuing to explore or exploit Mineral in the “LOT”, to terminate the Contract early by giving written notice to “THE HOLDERS”. From the date of said notice, “CORDILLERAS” shall have no obligation to pay the following annual payment or any other annual payment remaining until the termination of this contract, provided that the notice is given at least one day before the expiration of the next unpaid annuity.

It is expressly agreed that, for as long as this Contract is in force, any titles of mining concession that substitute or derive from the title that cover the “LOT” shall be incorporated into the object of this Contract under the concept of “LOT” and shall therefore be subject to the stipulations agreed in this document.

FOURTH.- OTHER OBLIGATIONS OF BOTH PARTIES.- “CORDILLERAS” and “THE HOLDERS” agree that, during the term of this Contract and in the development of their respective activities, they shall faithfully comply with all obligations imposed upon them by the Mining Law, its Regulations, environmental, safety and hygiene in mines, labor, tax, and other applicable legal provisions. Likewise, they agree not to incur in causes of nullity, cancellation, suspension, or forfeiture of rights referred to in the Mining Law, with respect to the concession covering, and in the future covering, the “LOT”.

Given that no employment relationship exists or will exist between the workers or contractors of each party with respect to the other party, “CORDILLERAS” and “THE HOLDERS” agree that each party shall assume all labor, social security, tax, and other liability with respect to its own workers and contractors. Therefore, each party agrees to hold the other free, safe, and at peace from any claim, demand, accusation, or complaint that may be brought against it by the workers or employees of that party, by its contractors, or by labor or administrative authorities, and, where applicable, to indemnify the other party for any amounts it may have had to disburse on that account, when said party has been obligated or ordered to pay them by competent authority.

FIFTH.- REGISTRATION.- “CORDILLERAS” expressly agrees to register this Mining Exploration Contract in the Public Registry of Mining. For such purposes, “THE HOLDERS” agree to cooperate broadly and in good faith, so that “CORDILLERAS” may obtain registration of this Contract and any contracts derived from it.

SIXTH.- EXPENSES, FEES, AND TAXES.- All expenses, fees, and taxes incurred by virtue of the granting of this contract shall be borne by “CORDILLERAS”.

SEVENTH.- COOPERATION BETWEEN THE PARTIES.- “CORDILLERAS” and “THE HOLDERS” shall mutually provide all information requested of them and in their possession, and shall sign, provide evidenc, comply with any other requirement necessary, and exercise all legal actions required, in order to: (i) obtain, whenever required, any authorizations for “CORDILLERAS” to exercise the rights conferred upon it herein; (ii) maintain the “LOTs” subject matter of these Contracts, free of any charge, lien, affectation, or limitation of ownership of any nature, in accordance with what is agreed in this document; and (iii) in general, resolve any contingency that may affect the legal situation of the “LOTs” and that may impede, limit, or obstruct the exercise of the rights granted by virtue of this document to “CORDILLERAS”.

EIGHTH.- SUCCESSION AND/OR ASSIGNMENT OF RIGHTS.- The Parties expressly agree that in the event of the death of “THE HOLDERS”, their successors, heirs, or legitimate successors shall be obligated to continue and comply with all the terms and conditions of this contract. In such case, “CORDILLERAS” equally agrees to comply with this contract with respect to the heirs, successors, or legitimate successors of “THE HOLDERS”.

“THE HOLDERS” authorize “CORDILLERAS”, as of now and expressly, to assign to any third party, without the need for the consent of “THE HOLDERS”, the rights and obligations derived from this document in favor of and at the charge of CORDILLERAS; provided that: (i) in the document in which such assignment of rights and obligations is recorded, the express acceptance of the assignee to be subrogated in all the obligations acquired by virtue of this document by “CORDILLERAS” is stated; and (ii) following the execution of said contract, written notice is given to “THE HOLDERS”, informing them of the information of the third party that acquired all of the rights and obligations derived from this document.

NINTH.- APPLICABLE LAWS AND JURISDICTION.- This contract is of a commercial nature. Therefore, for matters not expressly agreed herein and for the interpretation and compliance thereof, the Mining Law, its Regulations, and the Commercial Code shall apply, as well as, in a supplementary capacity, the Federal Civil Code for matters not provided for in the foregoing.

All disputes deriving, resulting from, or relating to these Contracts shall be definitively resolved before the Courts of the Judicial District of the city of Guanajuato, Guanajuato, the parties hereby waiving any jurisdiction that might correspond to them by virtue of their domiciles.

The laws applicable to the merits of the matter shall be those mentioned in the first paragraph of this clause and any other applicable legal provisions in the United Mexican States.

This document having been read by the parties, they ratify it in all its terms and sign it for the proper record on September 22, 2014, in the city of Comonfort, Guanajuato.

THE HOLDERS

[Signed] AGUSTÍN MESITA
[Signed] J. BERNABÉ SILVA SÁNCHEZ

MINERA DE CORDILLERAS S. DE R.L. DE C.V.
[Signed] JORGE MONSIVAIS GAMEZ

ANNEX II

DEFINITION AND CALCULATION OF NET INCOME

1. Net Income

In the event that “CORDILLERAS” decides to exploit, extract, or benefit from minerals, with the exception of Kaolin, in accordance with point 6 of the FIRST clause of the Exploitation Contract, “CORDILLERAS” shall pay “THE HOLDERS” an amount based on a percentage of 1.5% of the net income from the products extracted, separated, and sold (or considered sold, as described below) from the Concession covering the “LOT”.

For purposes of the exploitation contract to which this Annex pertains, the following definitions shall apply: (i) "products": Precious Metals and Base Metals; (ii) "precious metals" shall mean gold, silver, platinum, and palladium, in any form; and (iii) "base metals" shall mean copper, zinc, lead, and the rest of metallic and non-metallic minerals of all types except: precious metals, Kaolin, and oil, gas, associated gas, liquid gas, and gaseous hydrocarbon substances.

2. Definition of Net Income and Related Definitions

For purposes of the exploitation contract, "Net Income" shall mean the Gross Value of precious metals or base metals, less the deductions permitted in accordance with applicable legal provisions. "Permitted Deductions" shall mean all costs, charges, and expenses paid or incurred, and payment of special production duties and extraordinary alienation duties on gold, silver, and platinum, by “CORDILLERAS” after production of doré, concentrates, or other products, whether at the Concession covering the “LOT” or elsewhere, in both cases for transportation, refining, processing, treatment, or rehabilitation of doré, concentrates, or other products. Such costs, charges, expenses, and duties include the following:

(a) Refining costs for doré or the treatment of concentrates by a commercial smelting refinery independent third party in melting, refining, or other treatment processes prior to sale (including handling, processing, interest, and fees for provisional settlement, sampling, testing, and expenses for experts, sanctions, and other deductions of the processor), or charges equivalent to those incurred if concentrates are treated at a smelter, refinery, or other comparable treatment facility that is not an independent third party;

(b) Actual transportation costs (including freight, insurance, security, taxes on transactions, material handling, port expenses, demurrage, delay, and dispatch incurred on or in the course of such transportation), (1) in the case of minerals sold or consumed in a crude manufacturing process from the place of the”LOT” to the place of sale, (2) in the case of doré and concentrates, from the factory or other treatment location where the doré is produced or the concentrates to the place of sale or consumption, or, if treated before their sale or consumption, from those initial treatment locations to the place of additional treatment and then to the place of sale, and (3) in the case of other mineral products, from the place where preparation for sale is completed or consumption at the place of sale or consumption; and

(c) Actual sales and intermediation costs of Base Metals, based on income received by “CORDILLERAS”, as set forth in section 3 below, and an allocation for reasonable brokerage sales and costs for refined precious metals, as set forth in section 3 below, subsections (b), (c), and (d); and

(d) All governmental royalties, payments for production, for sales, or for termination, special and extraordinary mining taxes or duties (such as those established in Articles 168 and 178 of the Federal Law of Duties), mine net income, ad valorem taxes, and other taxes and duties applicable by virtue of federal or local law, in relation to the production or sale of minerals of the Concession.

For purposes of the exploitation contract, "producer" shall mean the corporation or entity that produces mineral products derived from the Concession covering the “LOT”.

3. Gross Value and Related Definitions

For purposes of the exploitation contract, "Gross Value" shall have the following meanings:

(a) If the Producer produces refined gold that meets or exceeds the generally accepted commercial standards for the sale of refined gold (with the understanding that the specifications for refined gold published by the London Bullion Market Association currently meet such standards) produced from ores and minerals extracted from the Concession covering the “LOT”, then, for purposes of determining the payment due to “THE HOLDERS”, the refined gold that has been sold at the quarterly average price of gold for the quarter in which it is refined shall be estimated, and the Gross Value shall be determined by multiplying gold production during the natural quarter by the quarterly average price of gold. For purposes of this Annex and contract, "Gold Production" means the amount of refined gold in troy ounces benefited for the account of the producer's group (or in a third-party account for the benefit of the producer) by an independent third-party refinery, whether on a provisional or definitive settlement basis, of that extracted from the Concession covering the “LOT” for each calendar quarter. For purposes of this Annex and contract, "Quarterly Average Price of Gold" means: the price determined by the "London Bullion Market Association A.M. Gold Fix" for a troy ounce of refined gold of a quality equal to or lower than the quality of the refined gold resulting from the ores and minerals and the compliance with applicable standards for refined gold that for determining the gross value has been set pursuant to this document, averaged for the corresponding calendar quarter.

If the "London Bullion Market Association A.M. Gold Fix" ceases to quote prices for refined gold of a higher quality than the quality of the refined gold being considered for determining the gross value in accordance with this document, all such references shall be substituted by the prices of gold of a similar quality nearest to the immediate in an established market or selected by the producer with the prices published in Metals Week or in a similar publication.

(b) If the Producer produces refined silver that meets or exceeds the generally accepted commercial standards for the sale of refined silver (with the understanding that the specifications for refined silver published by Handy & Harman currently meet such standards) produced from the ores and minerals extracted from the Concession covering the “LOT”, then, for purposes of determining the payment due to “THE HOLDERS”, the refined silver shall be estimated to have been sold at the quarterly average price of silver for the immediately preceding quarter, and the Gross Value shall be determined by multiplying silver production during the natural quarter by the quarterly average price of silver. For purposes of this Annex and contract, "Silver Production" shall mean the amount of refined silver in troy ounces benefited for the account of the producer's group (or in a third-party account for the benefit of the producer) by an independent third-party refinery, whether on a provisional or definitive settlement basis, of that extracted from the Concession covering the “LOT” for each calendar quarter. For purposes of this Annex and contract, "Quarterly Average Price of Silver" shall mean the New York Silver Price published daily by Handy & Harman for a troy ounce of refined silver of a quality equal to or lower than the quality of the refined silver produced from the minerals and ores that meet the applicable standards for silver, which for determining the gross value has been set pursuant to this document, averaged for the corresponding calendar quarter.

If Handy & Harman ceases to quote prices for refined silver of a higher quality than the quality of the refined silver being considered for determining the gross value in accordance with this document, all such references shall be substituted by the prices of silver of a similar quality for immediate delivery in an established market or selected by the producer with the prices published in Metals Week or in a similar publication.

(c) If the Producer produces refined or processed precious Metals, with the exception of refined gold and refined silver, that meet or exceed the commercial standards established for the sale of this type of precious metal or refined or processed metals (except those established for common metals of precious metals, "Other Products"), produced from ores and minerals extracted from the Concession covering the “LOT”, then, for purposes of determining the gross value of such precious metals (other than refined gold and silver) or Other Refined or Processed Products, they shall be considered to have been sold in the "Quarterly Average Price of Metals" for the same calendar quarter. The Gross Value shall be determined by multiplying the Production of such metals during the natural quarter by the "Quarterly Average Price of Metals" for the corresponding quarter. For purposes of this Annex and contract, "Production of metals" shall mean the quantity of these precious metals (other than refined gold or silver) or Other Refined or Processed Products in commercial standard units benefited for the account of the producer's group (or in a third-party account for the benefit of the producer) by an independent third-party refinery, whether on a provisional or definitive settlement basis, of that extracted from the Concession covering the “LOT” for each calendar quarter. For purposes of this Annex and contract, "Quarterly Average Price of Metals" means the price per each commercial standard unit of such precious metals (other than refined gold or silver) or Other Refined or Processed Products for immediate delivery in an established market or selected by the producer, as published in Metals Week or in a similar publication, averaged for the corresponding calendar quarter.

(d) If the Producer produces copper, zinc, or lead that meets or exceeds the generally accepted commercial standards for the sale of refined copper, zinc, or lead produced from the ores and minerals extracted from the Concession covering the “LOT”, then, for purposes of determining the payment due to “THE HOLDERS”, the copper, zinc, and lead that have been sold at the quarterly average price of copper, zinc, and lead for the immediately preceding quarter of the month in which they were refined shall be estimated, and the Gross Value shall be determined by multiplying copper, zinc, and lead production during the natural quarter by the quarterly average price of copper, zinc, and lead. For purposes of this Annex and contract, "Copper Production," "Zinc Production," and "Lead Production" shall mean the quantity of refined copper, zinc, or lead, respectively, benefited for the account of the producer's group (or in a third-party account for the benefit of the producer) by an independent third-party refinery from the Concessions covering the “LOT”, whether on a provisional or definitive settlement basis, for each calendar quarter. For purposes of this Annex and contract, "Quarterly Average Price of Copper" shall mean the COMEX First Position high grade price per pound of copper as published in Metals Week, averaged for the corresponding calendar quarter; "Quarterly Average Price of Zinc" shall mean the cash settlement price of the London Metals Exchange Special High Grade Zinc per pound of zinc, as published in Metals Week, averaged each quarter; and "Quarterly Average Price of Lead" shall mean the cash settlement price of the "London Metals Exchange Standard Lead" per pound of lead, as published in Metals Week, averaged for the corresponding calendar quarter.

If any of the foregoing sources cease to quote prices for copper, zinc, and lead of a higher quality than the quality being considered for determining the gross value in accordance with this document, all such references shall be substituted by the references to the prices of metals of a similar quality for immediate delivery in an established market or selected by the producer with the prices published in Metals Week or in a similar publication.

(e) In the event that the beneficiation of precious metals or other products is carried out by an independent third-party refinery, with a provisional character, the gross value shall be based on the amount of such provisional settlement, but shall be adjusted in subsequent declarations to the account of the quantity of such base metals, precious metals, or other products established by the final settlement of said refinery.

(f) If the Producer does not produce copper, zinc, lead, silver, gold, or other precious metals produced from the minerals extracted from the Concession covering the “LOT”, but rather sells the mineral in raw form of base metals, precious metals, or other products, or concentrates, or doré produced from minerals extracted from the Concession covering the “LOT”, the Gross Value shall be calculated as established in section 3, subsections (a), (b), (c), and (d) of this document, except that copper, zinc, lead, silver, gold, or metal production shall, in each case, be equal to the amount of copper, zinc, lead, silver, gold, other precious metals, and other products contained in said raw minerals, concentrates, or Doré sold in the specified month multiplied by (i) the recovery rate of said metal contractually determined between the producer and a third-party processor, or (ii) if there is no specifically agreed recovery rate, then at a recovery rate equal to the actual average recovery rate that the producer customarily obtains from the beneficiation of said minerals for copper, zinc, lead, silver, gold, other precious metals, and other products for the last quarter completed prior to the corresponding month. In the event that said minerals have not been benefited by the producer during any calendar quarter, the income rate shall be the actual recovery rate customarily obtained by the buyer of said minerals and minerals determined in good faith by the Producer.

4. Future Sales

“THE HOLDERS” acknowledge that the Producer shall have the right (but not the obligation) to commercialize and sell or not sell the products extracted from the concession in any form it may elect. Consequently, the gross value shall be determined pursuant to the provisions of section 3 of this Annex, independently of the actual sales modalities contracted by the producer, including specifically, but not limited to, future sales in the commodity futures or options market, and any other price hedging, price protection, and speculative agreements that may involve the possible delivery of minerals and precious metals, common metals, or other products produced from the minerals extracted from the Concession covering the “LOT”. In such case, “THE HOLDERS” shall have neither the right nor the obligation to participate in any form in the profits or losses derived from such activities.

5. Mixtures

The Producer, subject to the following provisions of this section 5, shall mix or allow the mixing of minerals from the concession or mineral products obtained from the treatment thereof ("Subject Products") with minerals or products from other lots ("Other Products"), subject to the mixing procedures established below. The Producer shall notify “THE HOLDERS” before such mixing and, upon prior written request of “THE HOLDERS”, shall describe in writing the nature and reasons for the mixing, and the procedures to be followed to achieve the requirements established below in this section 5. Before mixing, the subject products and the other products shall be weighed, and samples shall be taken in accordance with sound mining and metallurgical practice for humidity and the metal or other mineral content for payment, and the samples shall be analyzed to determine the metal or other mineral content for payment and the tests shall be conducted conveniently to establish the recovery and losses of the subject products and the other metallurgical products. The Producer shall keep, and shall cause to be kept, a record of the weights, volumes, humidity, mineral content for payment, and the gross mineral content of the Subject Products and other products, also showing the quantities produced and the quantities lost by tailings or other waste products and the estimated recovery percentage, in accordance with sound mining and metallurgical practice, in order to determine, to the extent possible, the portion of the products mixed and to pay the content of the minerals represented by the subject products. “THE HOLDERS”and their representatives shall have the right to conduct inspections of the operations and lots of the producer and to inspect and copy all records related to such determination, in accordance with sections 9 and 10 of this document.

6. Payment

Net income shall be determined on a quarterly basis according to calendar. Payment of the purchase price measured by said net income shall be made to “THE HOLDERS” on or before the tenth business day following the last day of each natural quarter. At the time of payment, “CORDILLERAS” shall deliver to “THE HOLDERS” a declaration showing, with reasonable detail, the quantities and qualities of refined precious metals or base metals, doré or concentrates, of the Other Products or ores and minerals produced and sold or considered to be sold by the producer in the preceding quarter; the quarterly average price determined, as determined herein; the refined base metals, precious metals, and other products on which payment is due; the Deductions; and other relevant information, with a reasonable detailed explanation of the calculation of the payment with respect to each quarter. Payment to “THE HOLDERS” shall be made in cash or by check within forty-eight (48) hours prior to notification by “THE HOLDERS” by bank transfer to the account indicated by “THE HOLDERS” in said notification. In the event that no payment is due for any quarter, the Producer shall not be required to provide any declaration to “THE HOLDERS”.

Such quarterly declaration shall also list the quantity and quality of any Doré Precious Metal in inventory, if any, for more than ninety (90) days. No payment shall be due with respect to the minerals and ores, precious metals, base metals, or other products extracted from the Concession or its reserves unless and until the minerals are actually sold or considered sold as established above.

7. Assignment of Payments

“THE HOLDERS” may not assign, transfer, pledge, mortgage, or encumber all or part of their rights and interests on the payments corresponding to them in accordance with point 6 of the FIRST clause of the Exploitation Contract, without the consent of “CORDILLERAS” and without “CORDILLERAS” being previously notified in writing of the transfer, pledge, mortgage, encumbrance, or other lien. In no case shall “CORDILLERAS”be obligated to deliver the payment or declarations stipulated under this Agreement to more than one entity.

8. No Obligation of Exploitation

The Parties agree that, under no circumstances, does “CORDILLERAS” have any duty or obligation, express or implied, to exploit, develop, or produce mines or extract minerals or products of the Concession. The moment, the form, the method, and the amounts of such exploitation, production, or extraction, if any, shall be at the exclusive discretion of “CORDILLERAS”.

9. Inspections

“THE HOLDERS”, or their authorized agents or representatives, with no less than two (2) days prior notice to the Producer, may enter all portions of the surface and subsoil of the property of the entire mine (including without limitation the Concession) and the Producer's facilities where the Concession mineral is extracted or processed ("The Mine") for the purpose of inspecting the mine facilities, all its improvements, and the operations carried out therein, as well as inspecting and copying all records and data, including without limitation the records and data maintained electronically, pertaining to all activities and operations related to the mine facilities, its improvements, and operations related thereto. “THE HOLDERS” may reasonably, for their own account, designate a representative to be present at any of the stages in which minerals and other mineral products derived after treatment of the same are extracted, handled, stored, treated, weighed, sampled, tested, and moisture content determined.   or their authorized agents or representatives must enter the mine premises at their own risk and cost and may not unjustifiably obstruct operations related to the mine.

10. Files

The Producer shall maintain an exact record of the data necessary for the calculation of net income. The producer's records, books, and accounts related to the calculation and payment of net income shall be available for inspection, and copies may be provided to “THE HOLDERS” or their designated representatives upon written notice to the Producer of not less than three (3) days in advance during normal office hours. “THE HOLDERS” shall maintain and comply with the confidentiality obligation imposed on said information by the Producer.

11. Reports

No later than February 15 following the end of each calendar year, the Producer shall deliver to “THE HOLDERS” an annual written report on all activities and operations carried out on or with respect to the mine facilities during the preceding calendar year. Said annual report shall include estimates of the proposed expenses on the forecast production and on the estimated remaining mineral reserves of the Mine in the following calendar year. In addition to the foregoing, within thirty (30) days following the end of each natural quarter, the Producer shall provide access to all data and information generated with respect to the mine facilities during the natural quarter just ended.

The Producer shall deliver to “THE HOLDERS” a written notification of the commencement of mining production in the Concession covering the “LOT” within thirty (30) days after such commencement. The Producer shall also provide “THE HOLDERS” with written notification of the suspension of mining production or suspension of processing of mineral extracted from the Concession for more than thirty (30) days, and of the cessation of exploitation of the Concession, in each case, within thirty (30) days following the commencement of said suspension or cessation.

NOTARIAL CERTIFICATION

In the City of Comonfort, Guanajuato, on the 22nd day of the month of September of the year 2014 (two thousand fourteen), before me, ATTORNEY LUIS FERNANDO COELLO REBOLLEDO, NOTARY PUBLIC NUMBER 1 (ONE) practicing in this Judicial District, with domicile at Calle Juárez number 4 (four), appeared AGUSTÍN MESITA, J. BERNABÉ SILVA SÁNCHEZ, and JORGE MONSIVAIS GAMEZ, Mexican citizens, of legal age, residents of Delgado de Abajo, Municipality of Comonfort, and the last of San Luis Potosí, with domicile at Calle La Mesita number 1 (one) in Delgado de Abajo without number, and Avenida Coral number 935 (nine hundred thirty-five) Fraccionamiento Valle Dorado. They identified themselves by Voter ID with Folio numbers 0000015675649, 0000015675387, and 0000079950045, the last in his capacity as representative of the Company MINERA DE CORDILLERAS S.A. DE C.V., as evidenced by the Protocolization of record number 8287 (eight thousand two hundred eighty-seven), dated May 24 (twenty-fourth), 2012 (two thousand twelve), before the faith of Attorney Guillermo A. Vigil Chapa, Notary Public number 247 (two hundred forty-seven), of Mexico, Federal District. This Testimony is registered in the Public Registry of Property, under Commercial Folio number 344264 (three hundred forty-four thousand two hundred sixty-four), dated June 7 (seventh), 2012 (two thousand twelve), which, in relevant part, states verbatim: "...8.- Granted to Mr. José Monsivais Gamez, general power of Minera de Cordilleras S. de R.L., to be exercised with the following faculties: I. To administer property... II. To act as legal representative of the Company..." He accredits the Legal Personality of the Company with Articles of Incorporation number 42114 (forty-two thousand one hundred fourteen), dated November 9 (ninth), 1994 (nineteen ninety-four), before the faith of Attorney Javier del Valle Palazuelos, Notary Public number 61 (sixty-one) of Mexico, Federal District, whose Testimony is registered in the Public Registry of Property under number 129 (one hundred twenty-nine) of the Commerce Section, Volume 2. The document that they ratify in each and every one of its parts, and recognize as theirs the signatures, are recorded under this ratification under number 2465 (two thousand four hundred sixty-five), of volume XIX (Nineteenth) of the Book of Ratifications, the interested parties signing in the corresponding folio, which is folio 1849 (one thousand eight hundred forty-nine). I so attest. ------

ATTORNEY LUIS FERNANDO COELLO REBOLLEDO
NOTARY PUBLIC NO. 1 — PROF. CERT. NO. 199061

ANNEX I

MINING CONCESSION TITLE

FILE NO. 6/2/00078 — ORIGINAL

UNITED MEXICAN STATES
MINISTRY OF THE ECONOMY
GENERAL COORDINATION OF MINING
GENERAL DIRECTORATE OF MINES

MINING CONCESSION TITLE NUMBER 239753

Name of Lot

EL MILAGRO

Agency

GUANAJUATO, GUANAJUATO

Validity of Title

FROM FEBRUARY 15, 2012 TO JANUARY 27, 2053

LOCATION OF THE MINING LOT

Starting Point

The monument or regulatory marker is located at: LA LOMA PEÑA DE GUERRA. SAME PP OF LOT  EL MILAGRO T-219011.

Distances and bearings to populations or topographic features

A — 800 meters NE of the town of Delgado de Abajo

A — 1,700 meters NW of the Presa Peña Prieta

A — 3,700 meters SE of the town of Landín

UTM Coordinates

2,292,235.926 mN  /  303,648.554 mE

Perimeter — Sides, bearings, and horizontal distances

PP→1: N 0° 0' 0" — 1,000.000 m

1→2: W 0° 0' 0" — 2,000.000 m

2→3: S 0° 0' 0" — 2,000.000 m

3→4: E 0° 0' 0" — 2,000.000 m

4→PP: N 0° 0' 0" — 1,000.000 m

Note: This Title substitutes by reduction the Lots Fermín II y Candela A, Title 219011. The data of the concessions neighboring the Lot covered by this concession are found in the file of this Title.

EJIDO MEMBERS' ASSEMBLY MINUTES

At 12:00 hours on the 14th day of September 2014, the Assembly of Recognized Ejidatarios belonging to the ejido PRIMERA DOTACION DELGADO DE ABAJO was held. Those signing below were present. At the assembly, the Contract and the Agreement were read aloud, and each and every one of their clauses was accepted. Subsequently, by unanimity of the participants, the signing of the Contract and Agreement was authorized, copies of which are attached and form an integral part of this Assembly Act. Likewise, by unanimity, authorization was granted to the persons signing said documents to perform the CERTIFICATION OF SIGNATURES before Notary Public Attorney Luis Fernando Cuello Rebolledo, of Comonfort, Guanajuato.

With no other matters to discuss, the Assembly concluded at 13:00 hours on September 14, 2014, with those who participated signing.

Signatures of ejidatarios present (name and signature)

The original document contains names, signatures, thumbprints, and the seal of the Ejidal Commissariat of Delgado, Municipality of Comonfort, Gto., dated September 14, 2014.

Translator's note: Several of the names and signatures in the original document are partially illegible due to handwriting quality. Some entries include fingerprints rather than signatures.

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